Exhibit 23(j)1 under Form N-1A
Exhibit 23 under item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 36 to the Registration Statement (Form N-1A, No. 2-66437) of Federated Adjustable Rate Securities Fund and to the incorporation by reference of our report, dated October 20, 2009, on Federated Adjustable Rate Securities Fund included in the Annual Shareholder Report for the fiscal year ended August 31, 2009.

Ernst & Young LLP

Boston, Massachusetts
October 26, 2009